Exhibit 99.1

         DRESSER-RAND STOCK SALE TRIGGERS NON-CASH COMPENSATION EXPENSE

     HOUSTON, Dec. 21 /PRNewswire-FirstCall/ -- Dresser-Rand Group Inc. ("Dresser-Rand") (NYSE: DRC), said today that it will record a pre-tax and after-tax, non-cash stock compensation expense of approximately $6.7 million or $0.08 per diluted share in connection with the recent sale of its common stock by D-R Interholding, LLC, an affiliate of First Reserve Corporation. This compensation expense, which is not tax deductible, results from the vesting of the exit units held by certain members of management. Additionally, the Company will incur transaction-related expenses of approximately $1 million (pre-tax) or $0.01 per diluted share.

     While this transaction does not affect the Company's cash or equity, fourth quarter 2006 operating income and earnings per diluted share will be reduced from previous estimates by $7.7 million and $0.09, respectively. As a result, fourth quarter 2006 earnings are now expected to be between $0.35 and $0.42 per diluted share. The Company had previously expected earnings for the fourth quarter to be between $0.44 and $0.51 per diluted share, which expressly excluded the exit unit expense.

     Ownership of the Company by affiliates of First Reserve Corporation was reduced to approximately 11.6 million shares or 13.6% of the Company's outstanding common stock. Any future sales of the Company's common stock by D-R Interholding, LLC will not result in additional stock compensation expense for exit units expense for the Company.

     Dresser-Rand is among the largest suppliers of rotating equipment solutions to companies that operate in the worldwide oil, gas, petrochemical, and process industries. Dresser-Rand operates manufacturing facilities in the United States, France, Germany, Norway, India and Brazil, and maintains a network of 26 service and support centers worldwide.

     This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements concerning The Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words "anticipates," "believes," "expects", "intends," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company's brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others' intellectual property. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at http://www.dresser-rand.com.

SOURCE  Dresser-Rand Group Inc.
    -0-                             12/21/2006
    /CONTACT: Blaise Derrico, Director Investor Relations, +1-713-973-5497/ /Web site: http://www.dresser-rand.com/
    (DRC)